ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces Third Quarter 2025 Financial Results

Third Quarter Financial Highlights:

•
Total revenues decreased $26.2 million year over year to $422.6 million
•
Material Handling revenues decreased $1.0 million year over year to $167.9 million, while Construction Equipment and Master Distribution revenues decreased a combined $23.9 million year over year to $256.6 million
•
Product support revenues increased 1.1% year over year to $141.7 million for the quarter
•
Product support gross profit percentage increased 160 basis points year over year to 47.2%
•
Selling, general and administrative expenses decreased by $4.7 million year over year
•
Income tax expense of $24.4 million primarily related to valuation allowance impacts of the One Big Beautiful Bill Act (“OBBBA”)
•
Net loss available to common stockholders of $(42.3) million
•
Basic and diluted net loss per share of $(1.31)
•
Adjusted basic and diluted pre-tax net loss per share* of $(0.35)
•
Adjusted EBITDA* decreased $1.5 million year over year to $41.7 million

Livonia, MI. – November 6, 2025 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”, "we", "our" or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the third quarter ended September 30, 2025.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our employees delivered exceptional performance in the third quarter, navigating a challenging environment marked by subdued capital investment on material handling and heavy equipment across select end markets and geographies. Industry volumes have remained depressed throughout the year and have persisted below the norm now for multiple quarters. Despite this, and while equipment sales were down during the quarter, October emerged as our strongest month of the year in that category, especially in the Construction Equipment segment. We are hopeful this signals continued customer activity for the remainder of the year as we believe the recent surge reflects a positive buyer response to the recently enacted OBBBA and the latest rounds of interest rate cuts. Looking ahead, we are encouraged by October’s momentum and remain confident in a return to normalized industry volumes across both of our major segments.” Mr. Greenawalt continued, saying “Importantly, our product support business lines continued to act as a pillar of strength for our business in the quarter, increasing versus last year and in the face of a volatile macroenvironment. In our Construction Equipment segment, our strategic focus remains on serving customers engaged in long-term federal and state DOT infrastructure projects. Notably, DOT spending budgets in our major U.S. markets are projected to rise another 6.0% in fiscal 2026, building on record levels. We are especially proud to support Michigan’s newly passed $2 billion infrastructure funding bill, which targets critical road and bridge repairs. In our Material Handling business, while we continue to see softness in the automotive and general manufacturing sectors, specifically in our Midwest and Canada regions, demand remains strong among our energy, utility, and food and beverage customers across all territories. Additionally, we remain focused on our long-term initiative of driving market share in warehousing related product categories in this segment.”

Mr. Greenawalt continued, “In terms of our financial performance, total revenues for the quarter decreased 5.8% or $26.2 million compared to the prior year. The majority of this decrease stemmed from our Construction Equipment segment, which saw a $20.7 million reduction in revenue. This decrease was primarily driven by our deliberate fleet optimization strategy, aimed at aligning supply with demand for lightly used rental equipment. As a result, the size of our total rental fleet is approximately $40 million below the prior year period. While our strategy to optimize our rental fleet has led to comparatively lower disposal volumes, rental revenues and rental equipment sales, it reflects our commitment to enhancing earnings quality by emphasizing core dealership

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

operations over episodic rental activity. Material Handling revenues were essentially flat at $167.9 million as sales continue to be pressured by ongoing caution related to tariffs and the broader economy. Product support revenues increased 1.1% to $141.7 million supported by strong technician productivity across both major segments. We continue to be pleased with the progress on the cost savings initiatives we implemented in the second half of last year as SG&A expenses were down $4.7 million for the third quarter and $24.8 million year-to-date versus the prior year. Additionally, we completed the divesture of our Dock and Door division during the quarter, another step in our ongoing efforts to optimize our portfolio and focus on serving the right customers with the right products.”

In conclusion, Mr. Greenawalt said, “The fourth quarter is shaping up to be strong for our business, with demand for heavy earthmoving equipment gaining momentum as customers act on the tax incentives provided by the OBBBA. We also believe we are also entering a fleet replenishment cycle, which we are optimistic will extend into next year. In the meantime, our management team is laser focused on executing sales initiatives to drive market share and enhancing operational and capital efficiency to ultimately drive improved profitability and cash flows. In conclusion, while equipment markets have faced headwinds for nearly two years, our strong October sales performance, a more favorable interest rate environment, the benefits of the OBBBA, our belief over the long-term in the equipment replenishment cycle, and the confidence we have in our OEM partners give us reassurance as we look forward to 2026.”

Full Year 2025 Financial Guidance and Other Financial Notes:

•
In July 2025, the OBBBA was enacted into law. Before OBBBA was enacted, interest expense limitation rules positioned the Company in a taxable income situation prior to the application of its net operating loss carryforwards (“NOLs”), the use of which were limited and unable to shield the entirety of the Company’s taxable income. This resulted in cash taxes paid in recent years which reduced available cash liquidity. As the Company was using its NOLs, there was no need to recognize a valuation allowance against the NOL deferred tax assets (“DTAs”). For the Company, the enactment of the OBBBA legislative changes resulted in a taxable loss position on a trailing 12-quarter recast basis, prior to the application of its NOLs, primarily as a result of the change to the interest expense limitation rules. Thus, future usage of the Company’s NOLs to shield taxable income was no longer more likely than not and a full valuation allowance against those NOL DTAs was deemed appropriate, leading to the significant increase in a non-recurring, non-cash deferred income tax expense for the three and nine months ended September 30, 2025. Going forward, given the change to the interest expense limitation and the Company now being in a taxable loss situation, cash taxes paid by the Company will be reduced, a benefit to available cash liquidity in the future. Overall, the Company views the attributes of the OBBBA as a net positive for both the Company and its customer base.
•
On August 29, 2025, the Company's Material Handling segment entered into a definitive agreement and closed on the divestiture of its Dock and Door business for $6.4 million, $3.1 million of which was paid in cash at close with the remainder of the cash consideration expected to be paid to the Company upon a working capital true-up and the collection of specific customer receivables.
•
The Company updates our guidance range and now expects to report Adjusted EBITDA between $168.0 million and $172.0 million for the 2025 fiscal year.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(amounts in millions unless otherwise noted)

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
	2025	2024	2025 versus 2024		2025	2024	2025 versus 2024
Revenues:
New and used equipment sales	$211.1	$219.8	$(8.7)	(4.0)%	$698.4	$699.9	$(1.5)	(0.2)%
Parts sales	75.3	75.6	(0.3)	(0.4)%	222.9	226.5	(3.6)	(1.6)%
Service revenues	66.4	64.6	1.8	2.8%	197.4	194.8	2.6	1.3%
Rental revenues	48.4	53.7	(5.3)	(9.9)%	137.0	155.9	(18.9)	(12.1)%
Rental equipment sales	21.4	35.1	(13.7)	(39.0)%	71.1	101.4	(30.3)	(29.9)%
Total revenues	422.6	448.8	(26.2)	(5.8)%	1,326.8	1,378.5	(51.7)	(3.8)%
Cost of revenues:
New and used equipment sales	179.5	184.4	(4.9)	(2.7)%	596.1	588.7	7.4	1.3%
Parts sales	47.6	50.0	(2.4)	(4.8)%	145.9	149.2	(3.3)	(2.2)%
Service revenues	27.2	26.3	0.9	3.4%	79.7	80.2	(0.5)	(0.6)%
Rental revenues	6.0	5.6	0.4	7.1%	16.2	18.5	(2.3)	(12.4)%
Rental depreciation	27.8	30.6	(2.8)	(9.2)%	79.7	88.5	(8.8)	(9.9)%
Rental equipment sales	16.7	27.3	(10.6)	(38.8)%	54.1	76.2	(22.1)	(29.0)%
Total cost of revenues	304.8	324.2	(19.4)	(6.0)%	971.7	1,001.3	(29.6)	(3.0)%
Gross profit	117.8	124.6	(6.8)	(5.5)%	355.1	377.2	(22.1)	(5.9)%
Selling, general and administrative expenses	105.9	110.6	(4.7)	(4.2)%	314.9	339.7	(24.8)	(7.3)%
Non-rental depreciation and amortization	7.1	7.2	(0.1)	(1.4)%	22.2	21.3	0.9	4.2%
Total operating expenses	113.0	117.8	(4.8)	(4.1)%	337.1	361.0	(23.9)	(6.6)%
Income from operations	4.8	6.8	(2.0)	(29.4)%	18.0	16.2	1.8	11.1%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.6)	(3.2)	0.6	(18.8)%	(8.7)	(8.7)	—	—
Interest expense – other	(19.8)	(19.4)	(0.4)	2.1%	(57.9)	(49.2)	(8.7)	17.7%
Other (expense) income	—	(0.3)	0.3	(100.0)%	1.7	1.6	0.1	6.2%
Loss on extinguishment of debt	—	—	—	NM	—	(6.7)	6.7	NM
Gain on divestitures	0.4	—	0.4	NM	4.7	—	4.7	NM
Total other expense, net	(22.0)	(22.9)	0.9	(3.9)%	(60.2)	(63.0)	2.8	(4.4)%
Loss before taxes	(17.2)	(16.1)	(1.1)	NM	(42.2)	(46.8)	4.6	NM
Income tax provision	24.4	11.6	12.8	NM	26.4	4.7	21.7	NM
Net loss	(41.6)	(27.7)	(13.9)	NM	(68.6)	(51.5)	(17.1)	NM
Preferred stock dividends	(0.7)	(0.7)	—	—	(2.2)	(2.2)	—	—
Net loss available to common stockholders	$(42.3)	$(28.4)	$(13.9)	NM	$(70.8)	$(53.7)	$(17.1)	NM
Adjusted EBITDA(1)	$41.7	$43.2	$(1.5)	(3.5)%	$123.8	$127.6	$(3.8)	(3.0)%
NM - calculated change not meaningful

(1) Adjusted EBITDA is a non-GAAP measure. Refer below to “Use of Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of our Adjusted EBITDA to net loss, the most comparable U.S. GAAP measure.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss and answer questions about the Company’s financial results for the quarter ended September 30, 2025. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Third Quarter 2025 Earnings Call and Webcast
Date:	Thursday, November 6, 2025
Time:	5:00 p.m. Eastern Time
Live call:	(833) 470-1428
International:	(404) 975-4839 https://www.netroadshow.com/events/global-numbers?confId=89410
Live call access code:	207108
Audio replay:	(866) 813-9403
Replay access code:	585898
Webcast:	https://events.q4inc.com/attendee/192116383

The audio replay will be archived through November 13, 2025.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in North America. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, paving and asphalt equipment, other construction equipment and allied products. Alta has operated as an equipment dealership for 41 years and has developed a branch network that includes over 80 total locations across Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario, Maritime, and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions; labor market dynamics that impact the price and availability of labor; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels, including taxes and tariffs which impact us or our key suppliers; adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; our key OEM's relative approaches to competitive pricing dynamics in the marketplace and how their approaches impact the competitiveness of the equipment we sell and our market share; fluctuations in interest rate levels and the relative tenor of those levels; the demand and market price for our equipment and product support; negative impacts on customer payment policies; collective bargaining agreements and our relationship with our union-represented employees; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on the New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments, or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenues, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floor plan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time, non-recurring or non-cash items, and items not necessarily indicative of our underlying operating performance. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-cash, non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's Consolidated Balance Sheets in accordance with GAAP. Adjusted pre-tax net income (loss) is defined as net income (loss) adjusted to reflect certain one-time, non-cash or non-recurring items, and other items not necessarily indicative of our underlying operating performance. Adjusted basic and diluted pre-tax net income (loss) per share is defined as adjusted pre-tax net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time, non-cash or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted pre-tax net income (loss). Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted pre-tax basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:	Media:
Kevin Inda	Glenn Moore
SCR Partners, LLC	Alta Equipment Group Inc.
kevin@scr-ir.com	glenn.moore@altg.com
(225) 772-0254	(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except share and per share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Cash	$14.1	$13.4
Accounts receivable, net of allowances of $11.7 and $10.7 as of September 30, 2025 and December 31, 2024, respectively	216.0	199.7
Inventories, net	504.6	535.9
Prepaid expenses and other current assets	37.2	25.5
Total current assets	771.9	774.5

NON-CURRENT ASSETS
Property and equipment, net	79.5	81.6
Rental fleet, net	341.0	358.8
Operating lease right-of-use assets, net	110.4	113.0
Goodwill	77.3	77.5
Other intangible assets, net	47.6	54.7
Other assets	3.3	20.3
TOTAL ASSETS	$1,431.0	$1,480.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan payable – new equipment	$270.8	$293.4
Floor plan payable – used and rental equipment	69.4	81.1
Current portion of long-term debt	11.0	10.5
Accounts payable	93.2	91.5
Customer deposits	13.0	14.8
Accrued expenses	55.3	51.2
Current operating lease liabilities	14.8	15.1
Current deferred revenue	11.3	13.0
Other current liabilities	3.9	6.6
Total current liabilities	542.7	577.2

NON-CURRENT LIABILITIES
Line of credit, net	231.7	179.8
Long-term debt, net of current portion	483.1	480.0
Finance lease obligations, net of current portion	30.8	35.5
Deferred revenue, net of current portion	5.1	4.3
Long-term operating lease liabilities, net of current portion	102.1	103.5
Deferred tax liabilities	22.2	10.8
Other liabilities	10.4	11.7
TOTAL LIABILITIES	1,428.1	1,402.8
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200 shares issued and outstanding at both September 30, 2025 and December 31, 2024 (1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock)	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,155,897 and 32,762,135 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	247.6	243.5
Treasury stock at cost, 2,733,306 and 1,587,702 shares of common stock held at September 30, 2025 and December 31, 2024, respectively	(18.2)	(11.7)
Accumulated deficit	(223.9)	(149.3)
Accumulated other comprehensive loss	(2.6)	(4.9)
TOTAL STOCKHOLDERS’ EQUITY	2.9	77.6
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,431.0	$1,480.4

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
New and used equipment sales	$211.1	$219.8	$698.4	$699.9
Parts sales	75.3	75.6	222.9	226.5
Service revenues	66.4	64.6	197.4	194.8
Rental revenues	48.4	53.7	137.0	155.9
Rental equipment sales	21.4	35.1	71.1	101.4
Total revenues	422.6	448.8	1,326.8	1,378.5
Cost of revenues:
New and used equipment sales	179.5	184.4	596.1	588.7
Parts sales	47.6	50.0	145.9	149.2
Service revenues	27.2	26.3	79.7	80.2
Rental revenues	6.0	5.6	16.2	18.5
Rental depreciation	27.8	30.6	79.7	88.5
Rental equipment sales	16.7	27.3	54.1	76.2
Total cost of revenues	304.8	324.2	971.7	1,001.3
Gross profit	117.8	124.6	355.1	377.2
Selling, general and administrative expenses	105.9	110.6	314.9	339.7
Non-rental depreciation and amortization	7.1	7.2	22.2	21.3
Total operating expenses	113.0	117.8	337.1	361.0
Income from operations	4.8	6.8	18.0	16.2
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.6)	(3.2)	(8.7)	(8.7)
Interest expense – other	(19.8)	(19.4)	(57.9)	(49.2)
Other (expense) income	—	(0.3)	1.7	1.6
Loss on extinguishment of debt	—	—	—	(6.7)
Gain on divestitures	0.4	—	4.7	—
Total other expense, net	(22.0)	(22.9)	(60.2)	(63.0)
Loss before taxes	(17.2)	(16.1)	(42.2)	(46.8)
Income tax provision	24.4	11.6	26.4	4.7
Net loss	(41.6)	(27.7)	(68.6)	(51.5)
Preferred stock dividends	(0.7)	(0.7)	(2.2)	(2.2)
Net loss available to common stockholders	$(42.3)	$(28.4)	$(70.8)	$(53.7)
Basic loss per share	$(1.31)	$(0.86)	$(2.16)	$(1.62)
Diluted loss per share	$(1.31)	$(0.86)	$(2.16)	$(1.62)
Basic weighted average common shares outstanding	32,331,693	33,207,768	32,830,980	33,185,437
Diluted weighted average common shares outstanding	32,331,693	33,207,768	32,830,980	33,185,437

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(68.6)	$(51.5)
Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities
Depreciation and amortization	101.9	109.8
Amortization of debt discount and debt issuance costs	3.7	2.6
Gain on sale of property and rental equipment	(17.0)	(25.2)
Provision for inventory obsolescence	1.9	1.4
Provision for losses on accounts receivable	2.9	5.2
Gain on divestitures	(4.7)	—
Loss on debt extinguishment	—	6.7
Stock-based compensation expense	3.1	3.9
Changes in deferred income taxes	28.0	5.2
Other operating activities	0.1	(1.9)
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(18.3)	26.5
Inventories	(60.7)	(152.2)
Proceeds from sale of rental equipment - rent-to-sell	64.3	92.5
Prepaid expenses and other assets	(14.1)	3.2
Manufacturers floor plans payable	(28.3)	8.4
Accounts payable, accrued expenses, leases, and other operating liabilities	4.9	(12.5)
Net cash (used in) provided by operating activities	(0.9)	22.1
INVESTING ACTIVITIES
Expenditures for rental equipment	(35.2)	(45.6)
Expenditures for property and equipment	(8.1)	(11.4)
Proceeds from sale of property and equipment	0.4	2.3
Proceeds from sale of rental equipment - rent-to-rent	6.8	8.9
Acquisition of businesses, net of cash acquired	(2.9)	—
Proceeds from divestitures, net	21.1	—
Other investing activities	(1.4)	(2.2)
Net cash used in investing activities	(19.3)	(48.0)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	—	(1.9)
Extinguishment of long-term debt	—	(319.4)
Proceeds from long-term borrowings	286.8	899.6
Principal payments on long-term debt and finance lease obligations	(244.2)	(546.1)
Proceeds from non-manufacturer floor plan payable	73.1	101.3
Payments on non-manufacturer floor plan payable	(81.3)	(110.6)
Preferred stock dividends paid	(2.2)	(2.2)
Common stock dividends declared and paid	(3.9)	(5.9)
Repurchases of common stock	(6.5)	(2.0)
Other financing activities	(1.1)	(3.1)
Net cash provided by financing activities	20.7	9.7

Effect of exchange rate changes on cash	0.2	(0.2)
NET CHANGE IN CASH	0.7	(16.4)

Cash, Beginning of year	13.4	31.0
Cash, End of period	$14.1	$14.6
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet	$81.8	$105.6
Contingent and non-contingent consideration for business acquisitions	—	0.2
Supplemental disclosures of cash flow information
Cash paid for interest	$51.9	$43.8
Cash paid for income taxes	$4.5	$1.5

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(in millions, except share and per share amounts)

	September 30,	December 31,
Debt and Floor Plan Payables Analysis	2025	2024
Senior secured second lien notes	$500.0	$500.0
Line of credit	234.2	182.9
Floor plan payable – new equipment	270.8	293.4
Floor plan payable – used and rental equipment	69.4	81.1
Finance lease obligations	41.8	46.0
Total debt	$1,116.2	$1,103.4
Adjustments:
Floor plan payable – new equipment	(270.8)	(293.4)
Cash	(14.1)	(13.4)
Adjusted total net debt and floor plan payables(1)	$831.3	$796.6

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss available to common stockholders	$(42.3)	$(28.4)	$(70.8)	$(53.7)
Depreciation and amortization	34.9	37.8	101.9	109.8
Interest expense	22.4	22.6	66.6	57.9
Income tax provision	24.4	11.6	26.4	4.7
EBITDA(1)	$39.4	$43.6	$124.1	$118.7
Transaction and consulting costs(2)	2.2	—	2.6	0.3
Loss on debt extinguishment(3)	—	—	—	6.7
Gain on divestitures(4)	(0.4)	—	(4.7)	—
Share-based incentives(5)	1.1	1.3	3.1	3.9
Other expenses(6)	1.3	0.8	5.2	4.5
Preferred stock dividend(7)	0.7	0.7	2.2	2.2
Showroom-ready equipment interest expense(8)	(2.6)	(3.2)	(8.7)	(8.7)
Adjusted EBITDA(1)	$41.7	$43.2	$123.8	$127.6

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss available to common stockholders	$(42.3)	$(28.4)	$(70.8)	$(53.7)
Transaction and consulting costs(2)	2.2	—	2.6	0.3
Loss on debt extinguishment(3)	—	—	—	6.7
Gain on divestitures(4)	(0.4)	—	(4.7)	—
Share-based incentives(5)	1.1	1.3	3.1	3.9
Other expenses(6)	1.3	0.8	5.2	4.5
Intangible amortization(9)	2.5	2.5	7.5	7.7
Income tax provision(10)	24.4	11.6	26.4	4.7
Adjusted pre-tax net loss available to common stockholders(1)	$(11.2)	$(12.2)	$(30.7)	$(25.9)
Basic net loss per share	$(1.31)	$(0.86)	$(2.16)	$(1.62)
Diluted net loss per share	$(1.31)	$(0.86)	$(2.16)	$(1.62)
Adjusted basic pre-tax net loss per share(1)	$(0.35)	$(0.37)	$(0.94)	$(0.78)
Adjusted diluted pre-tax net loss per share(1)	$(0.35)	$(0.37)	$(0.94)	$(0.78)
Basic weighted average common shares outstanding	32,331,693	33,207,768	32,830,980	33,185,437
Diluted weighted average common shares outstanding	32,331,693	33,207,768	32,830,980	33,185,437

(1) Non-GAAP measure

(2) Non-recurring expenses related to corporate development and acquisition activities, including capital raise and debt refinancing activities, and associated legal and consulting costs

(3) One-time expense associated with the extinguishment of debt

(4) One-time income associated with the divestiture of certain aerial fleet rental assets and our Dock and Door business

(5) Non-cash equity-based compensation expense

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

(6) Other non-recurring expenses inclusive of severance payments, greenfield startup, cost redundancies, extraordinary demurrage fees, and non-cash adjustments to earnout contingencies

(7) Expenses related to preferred stock dividend payments

(8) Interest expense associated with showroom-ready new equipment interest included in total interest expense above

(9) Incremental expense associated with the amortization of other intangible assets relating to acquisition accounting

(10) Expense related to the income tax provision, including valuation allowance